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                                                          Exhibit 99.B(h)(ii)(c)

                       AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment to the Participation Agreement dated May 1, 2002 by and between JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY ("JPLA"), JEFFERSON PILOT FINANCIAL INSURANCE COMPANY, T. ROWE PRICE EQUITY SERIES, INC. and T. ROWE PRICE INVESTMENT SERVICES, INC. is effective April 2, 2007, regardless of when executed.

Whereas, effective April 2, 2007, JPLA will change its state of domicile from New Jersey to New York and will change its name to Lincoln Life and Annuity Company of New York ("LLANY");

Whereas, effective April 2, 2007 JPF Separate Account B will be renamed Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as amended as follows:

   1. All references to Jefferson Pilot LifeAmerica are replaced with Lincoln Life and Annuity Company of New York.
   2. Reference to JPLA being a New Jersey life insurance company is replaced with Lincoln Life and Annuity Company of New York a New York life insurance company.
   3. All references to JPF Separate Account B are replaced with Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B.

Each of the parties has caused this Amendment to be executed in its name and on behalf of its duly authorized officer on the date specified below.

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T. ROWE PRICE INVESTMENT SERVICES, INC.       JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

By: ___________________                       By: ___________________

Name: ________________                        Name: ________________

Date: _________________                       Date: _________________
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T. ROWE PRICE EQUITY SERIES, INC.

By: ________________________

Name: _____________________

Date: ______________________

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By: ________________________

Name: _____________________

Date: ______________________